UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      January 16, 2013

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2013, Southern Connecticut Bancorp, Inc. (“SSE”) and its primary operating subsidiary, The Bank of Southern Connecticut (“TBSC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Bank, a Connecticut-chartered mutual savings bank with its main office in Middletown, Connecticut (“Liberty”), pursuant to which a to-be-formed wholly-owned subsidiary of Liberty will be merged with and into SSE with SSE being the surviving entity, immediately followed by the merger of SSE with and into Liberty with Liberty being the surviving entity (collectively, the “Merger”), and immediately followed by the merger of TBSC with and into Liberty with Liberty being the surviving bank (the “Bank Merger”).

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of SSE common stock will be converted into the right to receive cash consideration in the amount of $3.76.  In addition, each outstanding option to acquire shares of SSE common stock will be cancelled and converted into the right to receive cash equal to the product of (i) the positive difference, if any, between $3.76 and the exercise price of such option multiplied by (ii) the number of shares of SSE common stock underlying such option.

The Merger Agreement contains representations, warranties and covenants of SSE, TBSC and Liberty.  Among other customary covenants, each of SSE and TBSC has agreed that it (i) will conduct its business in the ordinary course and consistent with past banking practices during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) will not engage in certain kinds of transactions during such period unless it obtains the prior written consent of Liberty.  SSE has also agreed to not, subject to certain exceptions generally related to the SSE Board of Director’s evaluation and exercise of its fiduciary duties, (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.  The Merger Agreement also provides that Liberty will establish an advisory board for the Greater New Haven, Connecticut market area and invite each SSE director to serve on such advisory board.

The Merger Agreement provides certain termination rights for both SSE and Liberty, and further provides that upon termination of the Merger Agreement under certain circumstances, SSE will be obligated to pay Liberty a termination fee of up to $450,000.

Completion of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of SSE, (ii) the absence of any law or order prohibiting the closing and (iii) receipt of regulatory approvals.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party, compliance by the other party with its covenants in all material respects and the receipt of all material permits, authorizations, consents, waivers or approvals required to be obtained by the other party.  If these conditions are satisfied, the Merger is expected to be completed in the second quarter of 2013.

The representations and warranties of the parties made in the Merger Agreement were made as of specific dates solely for purposes of the contract between the parties to the Merger Agreement.  Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.  Shareholders should read the Merger Agreement together with the other information that SSE makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

A joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

SSE will file a proxy statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”).  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about SSE, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement to be filed by SSE also can be obtained, when available and without charge, (i) at SSE’s Internet site (www.scbancorp.com) under the tab “Investors Relations” and then under the tab “Public Filings” or (ii) by directing a request to Southern Connecticut Bancorp, Inc., Attention: Rosemarie A. Romano, 215 Church Street, New Haven, Connecticut 06510, (203) 782-1100.

Participants in Solicitation

SSE and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SSE in connection with the Merger.  Information about the directors and executive officers of SSE is set forth in SSE’s most recent proxy statement filed with the SEC on Schedule 14A on May 1, 2012 and SSE’s Form 8-K filed with the SEC on June 14, 2012, which are available at the SEC’s Internet site (http://www.sec.gov) and upon request from SSE at the address in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed Merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the surviving entity in the Merger, including expected synergies from the merger of SSE and Liberty, combined operating and financial data, competitive strengths, growth opportunities, and whether and when the transactions contemplated by the Merger Agreement will be consummated.  The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include: the failure to realize capital and operating expense synergies in the timeframe expected or at all; unexpected costs or liabilities associated with the Merger; the result of the review of the proposed Merger by various regulatory agencies, and any conditions imposed on the new entity in connection with the consummation of the Merger; approval of the Merger by the shareholders of SSE and satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement; and the risks that are described from time to time in SSE’s reports filed with the SEC, including SSE’s annual report on Form 10-K for the year ended December 31, 2011, and subsequent reports filed with the SEC.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty Bank and Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut*

99.1	Joint Press Release of Liberty Bank and Southern Connecticut Bancorp, Inc. dated January 16, 2013

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Date: January 16, 2013	By:	/s/ Joseph J. Greco
	Name:	Joseph J. Greco
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty Bank and Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut*

99.1	Joint Press Release of Liberty Bank and Southern Connecticut Bancorp, Inc. dated January 16, 2013

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.